EXHIBIT 99.1
                                                                    ------------




                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800

                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR ITS SECOND QUARTER ENDED JUNE 30, 2006

Woodland Hills, California, August 9, 2006 - Unico American Corporation (NASDAQ
- "UNAM") announced today that for its quarter ended June 30, 2006, revenues were $13,667,146 and net income was $1,956,720 ($0.35 diluted income per share) compared with revenues of $15,662,323 and net income of $1,693,313 ($0.30 diluted income per share) for the quarter ended June 30, 2005. Revenues for the six months ended June 30, 2006, were $27,740,821 and net income was $3,844,270 ($0.68 diluted income per share) compared with revenues of $31,143,437 and net income was $3,198,493 ($0.57 diluted income per share) for the six months ended June 30, 2005.

Stockholders' equity was $52,347,854 at June 30, 2006, or $9.37 per common share including unrealized after-tax investment losses of $759,484 compared to stockholders' equity of $48,394,373 or $8.80 per common share including unrealized after-tax investment losses of $382,224 at December 31, 2005.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)


                                                     Three Months Ended Ended              Six Months Ended
                                                             June 30                           June 30
                                                             -------                           -------
                                                       2006          2005                2006           2005
                                                       ----          ----                ----           ----
Revenues
--------
Insurance Company Revenues
   Premium earned                                    $14,294       $16,534             $29,139        $33,210
   Premium ceded                                       3,489         3,543               7,119          7,393
                                                      ------        ------              ------         ------
      Net premium earned                              10,805        12,991              22,020         25,817
   Investment income                                   1,421         1,054               2,754          2,090
   Other income                                           20            19                  47             44
                                                      ------        ------              ------         ------
      Total Insurance Company Revenues                12,246        14,064              24,821         27,951

Other Revenues from Insurance Operations
   Gross commissions and fees                          1,225         1,391               2,525          2,765
   Investment income                                      24            15                  45             28
   Finance charges and fees earned                       172           189                 345            392
   Other income                                            -             3                   5              7
                                                      ------        ------              ------         ------
      Total Revenues                                  13,667        15,662              27,741         31,143
                                                      ------        ------              ------         ------

Expenses
--------
Losses and loss adjustment expenses                    6,053         8,183              12,572         16,556
Policy acquisition costs                               2,315         2,722               4,766          5,327
Salaries and employee benefits                         1,398         1,272               2,683          2,559
Commissions to agents/brokers                            153           172                 311            357
Other operating expenses                                 735           669               1,482          1,344
                                                      ------        ------              ------         ------
   Total Expenses                                     10,654        13,018              21,814         26,143
                                                      ------        ------              ------         ------

   Income Before Income Taxes                          3,013         2,644               5,927          5,000
Income Tax Provision                                   1,056           951               2,083          1,802
                                                       -----         -----               -----          -----
   Net Income                                         $1,957        $1,693              $3,844         $3,198
                                                       =====         =====               =====          =====


PER SHARE DATA
--------------
Basic
  Earnings Per Share                                   $0.35         $0.31               $0.69          $0.58
  Weighted Average Shares (000)                        5,583         5,496               5,545          5,496
Diluted
  Earnings Per Share                                   $0.35         $0.30               $0.68          $0.57
  Weighted Average Shares (000)                        5,658         5,615               5,642          5,614


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                     55.7%         62.8%                56.8%         63.9%
Underwriting Expenses                                   29.4%         29.1%                30.0%         29.5%
                                                        ----          ----                 ----          ----
  Combined Ratio                                        85.1%         91.9%                86.8%         93.4%
                                                        ====          ====                 ====          ====